Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
April 21, 2011	904-398-9400
LANDSTAR SYSTEM REPORTS FIRST QUARTER DILUTED EARNINGS PER SHARE INCREASE OF 26 PERCENT TO $0.43
PER DILUTED SHARE
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported 2011 first quarter net income of $20.6 million, or $0.43 per diluted share, compared to net income of $17.2 million, or $0.34 per diluted share, for the 2010 first quarter. Operating margin was 35.4 percent in the 2011 first quarter compared to 31.3 percent in the 2010 first quarter. Revenue for the 2011 first quarter was $572.0 million compared to $548.1 million in the 2010 first quarter.
Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2011 first quarter was $520.6 million, or 91 percent of revenue, compared to $505.9 million, or 92 percent of revenue, in the 2010 first quarter. In the 2011 and 2010 first quarters, the Company invoiced customers $58.1 million and $41.3 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Included in revenue hauled by third-party truck capacity providers in the 2011 and 2010 first quarters were $19.3 million and $19.0 million, respectively, of fuel surcharges invoiced to customers on revenue hauled by third-party truck brokerage carriers. Also included in revenue hauled by third-party truck capacity providers was revenue generated under the Company’s less-than-truckload substitute line haul service offering of $19.4 million and $77.2 million in the 2011 and 2010 first quarters, respectively. Revenue hauled by rail, air and ocean cargo carriers was $37.9 million, or 7 percent of revenue, in the 2011 first quarter compared to $28.5 million, or 5 percent of revenue, in the 2010 first quarter. Transportation

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management fee revenue generated by the supply chain solutions companies was $4.8 million and $4.1 million in the 2011 and 2010 first quarters, respectively.
Trailing twelve-month return on average shareholder’s equity was 33 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 23 percent. Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.05 per share. The dividend is payable on May 27, 2011 to stockholders of record at the close of business on May 5, 2011. It is the intention of the Board of Directors to continue to pay a quarterly dividend.
“I am very pleased with the Company’s 2011 first quarter performance,” said Henry Gerkens, Landstar’s Chairman, President and CEO. “Despite the anticipated revenue decline in our substitute line haul service offering and the adverse effects of some inclement weather in the 2011 first quarter, revenue increased four percent over the 2010 first quarter. Gross profit, defined as revenue less the cost of purchased transportation and commissions to agents, increased 7 percent in the 2011 first quarter over the 2010 first quarter, operating income increased 20 percent and earnings per diluted share increased 26 percent. Excluding the substitute line haul revenue from both the 2011 and 2010 first quarters, revenue increased 17 percent, as demand and pricing were both strong in the 2011 first quarter.”
Gerkens continued, “In the 2011 first quarter, overall truckload capacity was seasonally tighter than experienced during prior year first quarters, which led to improved pricing. So far, in April, truckload pricing has continued to increase from the 2011 first quarter. I anticipate that trend to continue throughout the second quarter as freight demand increases over the 2011 first quarter. Assuming those operating trends continue throughout the quarter, I would expect operating margin in the 2011 second quarter to be about 42 percent and 2011 second quarter earnings to be in a range of $0.56 to $0.61 per diluted share.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2011 Earnings Release Conference Call.”

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The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2010 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation, warehousing and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	March 26,	March 27,
	2011	2010
Revenue	$571,986	$548,088
Investment income	528	285

Costs and expenses:
Purchased transportation	431,378	417,201
Commissions to agents	44,171	40,408
Other operating costs	7,944	7,536
Insurance and claims	11,266	12,298
Selling, general and administrative	37,264	36,843
Depreciation and amortization	6,399	5,792

Total costs and expenses	538,422	520,078

Operating income	34,092	28,295
Interest and debt expense	828	854

Income before income taxes	33,264	27,441
Income taxes	12,707	10,484

Net income	20,557	16,957
Less: Net loss attributable to noncontrolling interest	(62)	(219)

Net income attributable to Landstar System, Inc. and subsidiary	$20,619	$17,176

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$0.43	$0.34

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$0.43	$0.34

Average number of shares outstanding:
Earnings per common share	47,870,000	50,207,000

Diluted earnings per share	47,900,000	50,318,000

Dividends paid per common share	$0.050	$0.045

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Landstar System, Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Mar. 26,	Dec. 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$45,230	$44,706
Short-term investments	30,756	23,266
Trade accounts receivable, less allowance of $5,525 and $5,324	344,459	307,350
Other receivables, including advances to independent contractors, less allowance of $5,018 and $5,511	30,972	23,943
Deferred income taxes and other current assets	15,218	21,652

Total current assets	466,635	420,917

Operating property, less accumulated depreciation and amortization of $142,330 and $137,830	127,957	132,649
Goodwill	57,470	57,470
Other assets	62,373	72,846

Total assets	$714,435	$683,882

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$23,407	$24,877
Accounts payable	160,704	137,297
Current maturities of long-term debt	19,878	22,172
Insurance claims	43,027	40,215
Other current liabilities	55,072	53,785

Total current liabilities	302,088	278,346

Long-term debt, excluding current maturities	95,710	99,439
Insurance claims	31,627	31,468
Deferred income taxes	22,573	23,662

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,553,099 and 66,535,169 shares	666	665
Additional paid-in capital	161,502	169,268
Retained earnings	862,357	844,132
Cost of 18,674,902 shares of common stock in treasury	(763,182)	(763,182)
Accumulated other comprehensive income	1,094	881

Total Landstar System, Inc. and subsidiary shareholders’ equity	262,437	251,764

Noncontrolling interest	—	(797)

Total equity	262,437	250,967

Total liabilities and equity	$714,435	$683,882

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Landstar System, Inc. and Subsidiary
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	March 26,	March 27,
	2011	2010
Revenue generated through (in thousands):
Business Capacity Owners (1)	$306,894	$286,141
Truck Brokerage Carriers	213,723	219,755
Rail intermodal	16,465	14,776
Ocean cargo carriers	13,833	9,135
Air cargo carriers	7,560	4,603
Other (2)	13,511	13,678

	$571,986	$548,088

Number of loads:
Business Capacity Owners (1)	192,040	197,750
Truck Brokerage Carriers	135,740	149,350
Rail intermodal	7,260	6,870
Ocean cargo carriers	1,830	1,460
Air cargo carriers	1,950	1,500

	338,820	356,930

Revenue per load:
Business Capacity Owners (1)	$1,598	$1,447
Truck Brokerage Carriers	1,575	1,471
Rail intermodal	2,268	2,151
Ocean cargo carriers	7,559	6,257
Air cargo carriers	3,877	3,069

	March 26,	March 27,
	2011	2010
Truck Capacity
Business Capacity Owners (1) (3)	7,697	7,800

Truck Brokerage Carriers:
Approved and active (4)	16,773	15,644
Approved	9,347	9,674

	26,120	25,318

Total available truck capacity providers	33,817	33,118

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,226 and 8,384 at March 26, 2011 and March 27, 2010, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.